    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 4, 1999
                                                      REGISTRATION NO. 333-86819

 ===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                               AMENDMENT NO. 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                    CHESAPEAKE BIOLOGICAL LABORATORIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        MARYLAND                                          52-1176514
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)


                               1111 SOUTH PACA ST.
                            BALTIMORE, MD 21230-2591
                                 (410) 843-5000
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 THOMAS P. RICE
                       PRESIDENT, CHIEF EXECUTIVE OFFICER
                               1111 SOUTH PACA ST.
                            BALTIMORE, MD 21230-2591
                                 (410) 843-5000
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

  COPIES OF ALL COMMUNICATIONS, INCLUDING ALL COMMUNICATIONS SENT TO THE AGENT
                        FOR SERVICE, SHOULD BE SENT TO:

                        RICHARD C. TILGHMAN, JR., ESQUIRE
                        PIPER MARBURY RUDNICK & WOLFE LLP
                             36 SOUTH CHARLES STREET
                            BALTIMORE, MARYLAND 21201
                                 (410) 539-2530

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING
BOX:  / /


IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX: /X/

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: / /

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: / /

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX: / /




    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS                                                SUBJECT TO COMPLETION
                                                              NOVEMBER __, 1999



The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.



                                1,385,751 SHARES

                    CHESAPEAKE BIOLOGICAL LABORATORIES, INC.

                                  COMMON STOCK

                                   -----------

         This prospectus relates to the public offering from time to time of 1,385,751 shares of common stock of Chesapeake Biological Laboratories, Inc. by the stockholders named later in this prospectus. We expect these stockholders to sell most or all of these shares in the Nasdaq National Market. We describe how these stockholders may sell their shares in the "Plan of Distribution" section of this prospectus. We will not receive any proceeds from the sale of shares offered by this prospectus. However, we will receive cash upon any exercise of the warrants described in this prospectus.


         Our common stock is quoted on the Nasdaq National Market under the symbol "CBLI." On November 2, 1999, the last sale price for the common stock as reported on the Nasdaq Stock Market was $3.25 per share.



         BEGINNING ON PAGE 2, WE HAVE LISTED SEVERAL "RISK FACTORS" WHICH YOU SHOULD CONSIDER. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION.


         NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.








                The date of this prospectus is       , 1999.

                    CHESAPEAKE BIOLOGICAL LABORATORIES, INC.

         Our customers generally use the products we produce for clinical testing required for FDA approval. After approval customers market and sell these products for FDA-approved medical uses, most often as drugs to prevent or treat diseases. The nature of the ingredients in our products makes them effective only in injectable or sterile form. Generally, the FDA has not approved our customers' products for the same uses in other forms.

         Our customers range from major international pharmaceutical firms to emerging biotechnology companies. Since 1990, we have provided services on a contract basis to more than 100 pharmaceutical and biotechnology companies. After we perform our work, our customers take the products and either continue the process of obtaining FDA approval or market and sell FDA-approved products to the medical industry. Our mix of product development work versus product manufacturing depends entirely on the contracts we have at any given time. Customers contract with us for the following different services at different times:

         - production of development stage products for use in FDA required toxicology studies and clinical trials; and

         - production and manufacture of FDA approved products for commercial sale.

         In our manufacturing process, we derive biopharmaceutical products from biological materials. The biopharmaceutical products typically involve larger, more complex molecules than traditional pharmaceutical products, which come from smaller, more stable, synthetic organic molecules. The products we develop and produce are very sensitive to the production process. Even a slight variation in processing time or temperature can render the product unusable. The complexity and instability of biopharmaceutical products require specialized technology and expertise for development, production and analysis.

         Our primary development services are:

         -  research and development of sterile product formulations;

         -  test method development and validation;

         -  process design and manufacturing validation;

         -  regulatory and compliance consulting;

         -  preparation of clinical trial and toxicology materials;

         -  container-closure system design; and

         -  accelerated and ongoing studies of product stability.

         We received ISO (International Organization for Standardization) 9001 certification in June 1996. This certification demonstrates our conformance with the established international quality management standards for product design, development, production, inspection and testing. We believe that ISO 9001 certification is important in attracting domestic and international customers.

         We intend to provide our services to more pharmaceutical and biotechnology companies in the future. We believe that increasing our development and production capabilities will help us achieve this goal. We have the capacity for these increases in our newly renovated 70,000 square foot sterile pharmaceutical production facility, which the FDA has inspected. However, we will need to purchase additional equipment for this facility in order to expand our services. We do not currently have sufficient funds to make these equipment purchases.

         We believe the following factors allow us to provide competitive, cost-effective contract services to the pharmaceutical and biopharmaceutical industries:

         -  our established experience and expertise;

         -  ISO 9001 certification;

         -  increased capacity provided by our facility; and

         - our ability to offer a broad range of drug development and production services.

         Our executive offices are at 1111 South Paca Street, Baltimore, Maryland 21230, and our telephone number is (410) 843-5000.

                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS BEFORE YOU DECIDE TO BUY OUR COMMON STOCK. OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS MAY SUFFER IF ANY OF THE EVENTS DESCRIBED IN THE FOLLOWING RISK FACTORS ACTUALLY OCCUR. THERE MAY BE ADDITIONAL RISKS THAT WE ARE NOT CURRENTLY ABLE TO IDENTIFY. THESE RISKS MAY ALSO ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS. IF ANY OF THE EVENTS WE HAVE IDENTIFIED OR THOSE THAT WE CANNOT NOW IDENTIFY OCCUR, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF THE MONEY YOU PAID TO BUY OUR COMMON STOCK.

IF WE CANNOT EXPAND OUR PRODUCTION EQUIPMENT, WE MAY NOT BE ABLE TO GROW OUR BUSINESS.

         The equipment we currently use has limited production capacity. Our existing equipment allows us to conduct only limited production runs. We will need to acquire manufacturing equipment capable of larger production runs if we are to increase our customer base. This equipment is very expensive. We do not currently have a source of funding to acquire it. If we cannot acquire this equipment, we will not be able to produce products in larger runs. Therefore, we will not be able to grow our business substantially without more equipment.

BECAUSE WE CURRENTLY OPERATE UNDER SHORT TERM AGREEMENTS, WE NEED TO MAINTAIN OR INCREASE THE NUMBERS OF AGREEMENTS WE HAVE.

         We receive most of our business under individual purchase orders and short term agreements with our customers. Therefore, we have no guaranteed or long-term revenues. We need to continue to successfully negotiate an increased number of purchase orders and contracts with a larger number of clients to increase our revenues. If we fail to maintain our current rate of incoming orders, our revenues and profits will decline. If we fail to obtain more purchase orders or contracts, we cannot grow our business.

WE FACE SIGNIFICANT COMPETITION FROM PHARMACEUTICAL COMPANIES AND OTHERS.

         We compete directly with several pharmaceutical product development organizations, contract manufacturers of biopharmaceutical products and university research laboratories. Most companies who produce biopharmaceutical products do not engage in product development. Most companies who provide product development services do not have the equipment or expertise to manufacture products. However, many of our competitors, particularly large established pharmaceutical and biotechnology companies, have many more resources than we do. If any of these competitors, or new ones, decide to provide the same services that we provide at lower prices, we may be forced to lower our prices or lose business. If this happens, our revenues and profitability will decrease. Because many of our competitors have greater financial resources, they would be able to sustain these pricing pressures better than we could. We are a small company with limited financial resources. Therefore, we might be forced to go out of business if we face prolonged price competition.

IF WE FAIL TO MEET GOVERNMENTAL REGULATIONS, WE MAY NOT BE ABLE TO SELL OUR SERVICES.

         We must ensure that our products and services continuously comply with strict requirements designed to ensure the quality and integrity of pharmaceutical products. These requirements include the U.S. Federal Food, Drug and Cosmetic Act and FDA-administered Current Good Manufacturing Practices (known as cGMP) regulations. These regulations apply to all phases our business, including the following:

         -  drug testing and manufacturing;
         -  record keeping;
         -  personnel management;
         -  management and operations of facilities and equipment;
         -  control of materials, processes and laboratories; and
         -  packaging, labeling and distribution.

         To date, we have been able to comply with these governmental regulations. However Congress or the FDA could impose stricter regulations in the future. We have a small staff of persons with FDA expertise.

Therefore, we could have difficulty in quickly changing our methods to comply with stricter regulations. If we fail to comply with the FDA's regulations, the FDA can disqualify any data we collect in our product development process and terminate our ongoing research. If we violate the FDA's regulations, we could face additional regulatory sanctions. In severe cases, the FDA could close our facilities. If the FDA disqualified our data or closed our facilities, even for a short period of time, our reputation could be severely damaged. This would probably make it difficult for us to obtain new purchase orders and contracts. If we could not obtain new purchase orders and contracts, we could go out of business.

IF WE ARE FOUND LIABLE FOR ENVIRONMENTAL RISKS AND HAZARDOUS MATERIALS, DAMAGES MAY EXCEED OUR FINANCIAL RESOURCES.

         We use controlled hazardous materials in our production and research and development processes. We must comply with many laws and regulations governing the use, manufacture, storage, handling and disposal of these materials. We may be liable for any damages from contamination or injury caused by these hazardous materials. This kind of liability could exceed our financial resources, which could force us to go out of business.

WE MUST COMPLY WITH VERY STRICT ENVIRONMENTAL REGULATIONS WHICH MAY CHANGE AND BECOME TOO EXPENSIVE FOR US TO CONTINUE OPERATIONS.

         We have no control over changes to environmental laws and regulations. If the government passes new laws and regulations or changes existing ones, we may have to incur significant expenses to comply with them. These costs could exceed our available financial resources. If the government changes existing environmental laws and regulations in a way that significantly increases our cost to comply with them, we could become unprofitable and possibly go out of business.

IF OUR CUSTOMERS STOP OUTSOURCING THEIR DEVELOPMENT AND MANUFACTURING, WE COULD GO OUT OF BUSINESS.

         We receive most of our business from customers in the pharmaceutical, biotechnology and medical device industries who have decided to outsource their:

         -  product research and development;
         - contract manufacturing of sufficient products to allow clinical trials and testing; and
         -  contract manufacturing of products for commercial sale.

         The industries our customers operate in may experience economic declines. This could cause our customers to stop outsourcing their development, testing and manufacturing. Our customers may also decide to stop outsourcing some of their activities as a way of reducing their development or manufacturing costs. If this happens, we would lose a major source of revenues, and we might have to go out of business.

IF WE CANNOT ATTRACT AND RETAIN HIGHLY QUALIFIED SCIENTIFIC AND MARKETING PROFESSIONALS, WE MAY NOT BE SUCCESSFUL IN OUR BUSINESS.

         We depend on our executive officers and other members of our management team, as well as our scientists and marketing personnel. To grow our business, we will need to add highly skilled scientists and marketing professionals. We face intense competition for highly qualified scientists and marketing professionals because of a shortage of qualified people. We may not be able to retain our existing key personnel or attract and retain enough additional or replacement personnel to support our business. If we cannot, we may not be able to operate our existing business properly or grow our business.

IF WE ARE SUED, WE MAY NOT HAVE ENOUGH RESOURCES TO CONTINUE OPERATIONS.

         The public uses some of the products we produce even though we do not market or sell products directly to the public. Therefore, we face liability for personal injury or death to people who use these products. We may have to pay substantial damages or incur substantial defense costs in connection with a claim of personal injury or death. We may not be repaid under indemnity agreements we have with our customers. Our liability may exceed the amount of our insurance or our customer's indemnity of us. If this happens, we may have to go out of business.

We currently maintain product liability insurance of only $1,000,000 per claim and $2,000,000 for all claims in a single year to cover these risks.

IF OUR OPERATING RESULTS AND FINANCIAL PERFORMANCE FLUCTUATE, THE MARKET PRICE OF OUR COMMON STOCK MAY FLUCTUATE.

         Our revenues and operating results have varied substantially from quarter to quarter during the past several years. For example, we incurred net losses during all of our 1999 fiscal year and realized net income of only $111,777 in the first quarter of our 2000 fiscal year. We expect continued quarterly fluctuations based on such factors as:

         - the timing of our customers' beginning, ending or canceling large contracts with us;
         -  the timing of our invoices to customers under different contracts;
         -  when we incur expenses for facilities and equipment; and
         - the profit margins from the types of work we perform in any given quarter.

         For these reasons, we believe that you should not rely on quarterly comparisons of our financial results to predict our future performance. Also, fluctuations in our quarterly results may affect the market price of our common stock for reasons unrelated to our longer term potential.

IF WE EXPERIENCE PROBLEMS RELATED TO YEAR 2000 ISSUES, IT COULD ADVERSELY AFFECT OUR BUSINESS

         Many computer systems and software products accept only two-digit year entries in the date code field. Consequently, on January 1, 2000, these systems could fail or malfunction because they may not be able to distinguish 21st century dates from 20th century dates. Our computer systems are now Year 2000 certified. However, we cannot be sure our customers' and vendors' systems will not fail. If this happens, we may be unable to obtain supplies from our vendors or payment from our customers until the systems are corrected. This could cause a material disruption in our revenues and cause our profitability to decrease substantially until our vendors and customers can correct their systems.


                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares offered by this prospectus. However, we will receive cash upon any exercise of the warrants described in this prospectus.

                              SELLING STOCKHOLDERS


         The following table identifies the selling stockholders and the maximum number of shares of common stock each selling stockholder plans to sell in this offering. We have calculated the beneficial ownership after the offering by assuming that the selling stockholders converted all of their shares of preferred stock to common stock, exercised all of their warrants and sold all shares of common stock covered by this prospectus.


         Several of the selling stock holders are affiliated with us. Their names and relationships with us are: Thomas P. Rice - President and Chief Executive Officer and a member of the Board of Directors; Harvey L. Miller, Regis F. Burke - members of the Board of Directors; and Narlin B. Beaty - Chief Technical Officer and a member of the Board of Directors.

                                                        Shares Beneficially         Shares          Shares Beneficially
                                                       Owned Before Offering        Offered        Owned After Offering
------------------------------------------------------------------------------------------------------------------------
Name of Holder/Method of Acquisition                                                               Number      Percent
------------------------------------------------------------------------------------------------------------------------
Corporate Opportunities Fund, L.P. 1................          945,885              147,427            -           *

Corporate Opportunities Fund (Institutional), L.P. 1          945,885              798,458            -           *

Howard & Phyllis J. Silverman, JTWROS 1.............           69,933               69,933            -           *

                                       4


LAB Partners 1......................................           69,933               69,933            -           *

Thomas P. Rice, President and CEO 2.................          162,500               42,500          120,000      1.8%

Harvey L. Miller, Director 2........................          102,500               42,500           60,000       *

Regis F. Burke, Director 2 .........................           73,200               42,500           30,700       *

Michael A. Besche 2 ................................           42,500               12,500            -           *

A.C. Besche Foundation 2............................           10,000               10,000            -           *

Virginia B. Besche Trust 2..........................           20,000               20,000            -           *

G. Grayson Boyce 2 .................................           42,500               42,500            -           *

Narlin B. Beaty, 2
Chief Technical Officer and Director ...............          167,791               12,500          155,291      2.4%

First Union National Bank 3.........................           75,000               75,000            -           *

-------------
* Less than 1%.

1. We sold shares of our Convertible Preferred Stock to Corporate Opportunities Fund, L.P., Corporate Opportunities Fund (institutional), L.P, Howard & Phyllis J. Silverman and LAB Partners, on May 10, 1999. If these investors were to convert their shares of preferred stock into common stock today, they would receive a total of 1,034,051 shares of common stock. We also granted warrants to these investors to purchase a total of 51,700 shares of common stock.

2. We sold a total of 225,000 shares of our common stock to Thomas P. Rice, Harvey L. Miller, Regis F. Burke, Michael A. Besche, G. Grayson Boyce, A.C. Besche Foundation, Virginia B. Besche Trust and Narlin B. Beaty, on April 8, 1999.


3. We granted a warrant to First Union National Bank to purchase 75,000 shares of our common stock when we modified the loan agreements we have with that bank.


                              PLAN OF DISTRIBUTION

         The selling stockholders may offer their shares to the public from time to time after the date of this prospectus. We anticipate that the selling stockholders may sell all or a portion of their shares from time to time through the Nasdaq National Market and to or through one or more broker-dealers at then current market prices. The selling stockholders may also make negotiated sales directly or though one or more broker-dealers. Broker-dealers participating in these types of transactions may receive compensation in the form of discounts or commissions (including, without limitation, customary brokerage commissions) from the selling stockholders effecting such sales. The selling stockholders and any broker-dealers who act in connection with sales of our common stock may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933.

         The selling stockholders are responsible for all discounts and selling commissions (if any), fees and expenses of their counsel and other advisors, and any other expenses they incur by selling their shares. We agreed to pay the registration fee to the SEC, the listing fee to Nasdaq and the fees and expenses of our counsel and accountants.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The SEC allows us to "incorporate" into this prospectus information we periodically file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents containing that information. The information may include documents we file after the date of this prospectus that update and supersede the information provided in this prospectus. We are incorporating by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, together with information contained in all future documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until the offering of these securities is completed. The filings are under SEC File No. 001-12748:

         (i)   Annual Report on Form 10-K for the year ended March 31, 1999;

         (ii)  Report on Form 8-K filed with the SEC on May 25, 1999;

         (iii) Quarterly Report on Form 10-Q for the quarter ended June 30,
               1999;

         (iv)  Definitive Proxy Statement filed on September 14, 1999;

         (v)   Report on Form 8-K filed with the SEC on September 20, 1999;

         (vi) Amendment to Annual Report on Form 10-K/A filed on September 27, 1999; and

         (vii) the description of common stock contained in Item 9 of CBL's Registration Statement S-2, filed April 27, 1997 with the Commission under the 1933 Act.

         You may request a copy of these documents, at no cost, by writing to:

         Chesapeake Biological Laboratories, Inc.
         1111 South Paca Street
         Baltimore, Maryland 21230
         Attention: Chief Financial Officer

                           FORWARD LOOKING STATEMENTS

         We have made statements in this prospectus, our Annual Report on Form 10-K, and other documents that are incorporated by reference into this prospectus that constitute forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. These forward-looking statements generally are accompanied by words such as "intend," "anticipate," "believe," "estimate," "expect," "should," or similar expressions. You should understand that these forward-looking statements are subject to a number of assumptions, risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from the estimates or projections we make in forward-looking statements include those described in "Risk Factors."


                                  LEGAL MATTERS


         Our counsel, Piper Marbury Rudnick & Wolfe LLP of Baltimore, Maryland, has given us an opinion that our shares of common stock offered by this prospectus are duly and validly issued, fully paid and non-assessable.


                                     EXPERTS

         Arthur Andersen, LLP, independent public accountants, have audited the consolidated financial statements of our company at March 31, 1999 and 1998 and for each of the three years in the period ended March 31, 1999, which we incorporate by reference in this prospectus and registration statement, as indicated in their reports on the financial statements, which we also incorporate by reference. We have incorporated these consolidated financial statements by reference in reliance upon the authority of Arthur Andersen, LLP as experts in giving those reports.

                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, and file reports, proxy statements and other information with the SEC, which you should read for additional information regarding our company. You may obtain copies of those filings from the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, by calling the SEC at 1-800-SEC-0330, or from the SEC's Internet web site at http://www.sec.gov.

         This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus, including certain exhibits. You can get a copy of the registration statement from the SEC at the address listed above or from its web site.

===========================================================


WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. NO ONE MAY SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.




              -----------------------------




                    TABLE OF CONTENTS

                                            Page
                                            ----



Chesapeake Biological Laboratories, Inc.......1
Risk Factors..................................2
Use of Proceeds...............................4
Selling Stockholders..........................4
Plan of Distribution..........................5
Incorporation of Certain
Documents by Reference........................5
Forward Looking Statements....................6
Legal Matters.................................6
Experts.......................................6
Available Information.........................6









===========================================================
===========================================================






                     1,385,751 SHARES



         CHESAPEAKE BIOLOGICAL LABORATORIES, INC.


                       COMMON STOCK







                        PROSPECTUS















                         NOVEMBER __, 1999


===========================================================

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses in connection with this Registration Statement. CBL will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission and the Nasdaq National Market Listing Fees.


         Filing Fee-Securities and Exchange Commission............. $   963.10
         Nasdaq National Market Listing Fees.......................  17,500.00
         Fees and Expenses of Counsel..............................   2,500.00
         Miscellaneous Expenses....................................   3,036.90
                                                                    ----------
         TOTAL..................................................... $24,000.00
                                                                    ----------
                                                                    ----------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 2-418 of the Maryland General Corporation Law permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. CBL's Charter and Bylaws include provisions requiring that CBL indemnify its directors and officers to the fullest extent permitted by Maryland General Corporation Law, including circumstances in which indemnification is otherwise discretionary.

ITEM 16.  EXHIBITS.


        Exhibit No.                                                Description
            3.1            Articles of Amendment and Restatement of the Charter*
           +3.2            Articles Supplementary to the Articles of Amendment and
                           Restatement of the Charter
            3.3            Amended and Restated By-Laws dated December 31, 1994**
            4.2            Preferred Stock Purchase Agreement dated as of May 20,
                           1999, by and among CBL and Corporate Opportunities
                           Fund, L.P., Corporate Opportunities Fund (institutional),
                           L.P. Howard & Phyllis J Silverman, JTWROS, and LAB
                           Partners.***
            4.3            Common Stock Warrant dated as of May 20, 1999 issued by
                           CBL to Corporate Opportunities Fund, L.P.***
            4.4            Common Stock Warrant dated as of May 20, 1999 issued by
                           CBL to Corporate Opportunities Fund (institutional), L.P.***
            4.5            Common Stock Warrant dated as of May 20, 1999 issued by
                           CBL to Howard & Phyllis Silverman, JTWROS.***
            4.6            Common Stock Warrant dated as of May 20, 1999 issued by
                           CBL to LAB Partners.***
            4.7            Common Stock Purchase Agreement dated as of April 8, 1999
                           by and among CBL and Thomas P. Rice, Harvey L. Miller,
                           Regis F. Burke, Michael A. Besche, A.C. Besche Foundation,
                           Virginia B. Besche Trust, G. Grayson Boyce, and Narlin B.
                           Beaty.***
           +4.8            Common Stock Warrant, dated as of June 11, 1999, between
                           CBL and First Union National Bank.
            4.9            Registration Rights Agreement dated as of May 20, 1999 by
                           and among CBL and Corporate Opportunities Fund, L.P.,
                           Corporate Opportunities Fund (institutional), L.P. Howard
                           & Phyllis J Silverman, JTWROS, and LAB Partners.***
           4.10            Registration Rights Agreement dated as of April 8, 1999 by and among CBL and Thomas P. Rice, Harvey L. Miller, Regis
                           F. Burke, Michael A. Besche, A.C. Besche Foundation,
                           Virginia B. Besche Trust, G. Grayson Boyce, and
                           Narlin B. Beaty.***
          +5.1             Opinion of Piper & Marbury L.L.P.
          +23.1            Consent of Arthur Andersen, LLP
          +23.5            Consent of Piper & Marbury L.L.P.  (contained in Exhibit 5.1)
          +24.1            Powers of Attorney (included on signature page)

* Incorporated by reference from the Registrant's Registration Statement on Form S-2 (No. 333-25903).
** Incorporated by reference from CBL's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1994.
*** Incorporated by reference from CBL's Current Report on Form 8-K filed May
    25, 1999.
+   Filed with S-3 filed September 9, 1999

ITEM 17.  UNDERTAKINGS.



         (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b) The undersigned Registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i)      To include any  prospectus  required by
Section  10(a)(3) of the Securities Act of 1933, as amended (the "Securities
Act");

                           (ii)     To reflect in the  prospectus  any facts
or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)    To  include  any  material  information
with  respect to the plan of  distribution  not previously  disclosed  in the registration statement or any material change to such information in the registration statement;

                           Provided,  however,  that  paragraphs  (a)(1)(i)
and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs in contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

                  (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland, on this 3rd day of November, 1999.

                                    CHESAPEAKE BIOLOGICAL LABORATORIES, INC.


                                    By  /s/ Thomas P. Rice
                                        -------------------------------------
                                        President and Chief Executive Officer


                                        /s/ John T. Janssen
                                        -------------------------------------
                                        Chief Financial Officer and Treasurer



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




      Signature                                         Title                                      Date
        *                                     President and Chief Executive Officer and Director        November 3, 1999
----------------------
Thomas P. Rice


        *                                            Chief Financial Officer and Treasurer              November 3, 1999
----------------------
John T. Janssen


        *                                              Chief Technical Officer and Director             November 3, 1999
----------------------
Narlin B. Beaty, Ph.D


        *                                                           Secretary                           November 3, 1999
----------------------
Robert J. Mello


        *                                                            Director                           November 3, 1999
----------------------
Harvey L. Miller


        *                                                            Director                           November 3, 1999
----------------------
Regis F. Burke


/S/ THOMAS P. RICE
----------------------
* By: Thomas P. Rice                                             Attorney in Fact
